EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Vanguard Natural Resources, LLC
Houston, TX

We hereby consent to the incorporation by reference in the Registration Statements of Vanguard Natural Resources, LLC (the “Company”) on Form S-3 (No. 333-179050) and Form S-8 (No. 333-152448 and 333-190102) of our report dated November 3, 2014, relating to the statement of revenues and direct operating expenses of the properties acquired in the Piceance Acquisition for the year ended December 31, 2013, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

Houston, TX
November 3, 2014